NEWS RELEASE

FORWARD INDUSTRIES SIGNS LICENSING AGREEMENT WITH
EUROPEAN MOBILE HANDSET MANUFACTURER TO PRODUCE AND SELL
BRANDED CELLULAR PHONE CARRYING SOLUTIONS

Pompano Beach, FL - February 18, 2005 - Forward Industries, Inc. (Nasdaq: FORD), a designer and distributor of custom carrying case solutions, today announced that it has entered into a non-exclusive license agreement with SAGEM, a major international player in the telecommunications field, to design, manufacture and sell SAGEM branded cellular phone carrying solutions to mobile phone operators, distributors and retailers in the European, Middle Eastern and African (EMEA) markets.

Michael Schiffman, Forward's President and COO, stated, "We are extremely pleased to enter into this license agreement with SAGEM, a leading international supplier of cutting edge wireless communication products.  We believe that SAGEM's first class reputation for manufacturing quality handsets and market share in France presents Forward with an excellent opportunity to expand our addressable markets in the EMEA territory by increasing our product offerings to operators, distributors and retailers."

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment. The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in any forward-looking statements.  These forward-looking statements represent the Company's judgement as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.		The Equity Group Inc.
Jerome E. Ball, CEO		Loren Mortman
(954) 419-9544		(212) 836-9604
lmortman@equityny.com
www.theequitygroup.com